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EX.23.e.i.b

                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

                                 WT MUTUAL FUND
                                PORTFOLIO LISTING


PORTFOLIO NAME                           SHARE CLASSES (NUMBER OF CLASSES)
--------------                           ---------------------------------

1.    Wilmington Large Cap Value         Institutional and Investor (2)
2.    Wilmington Large Cap Growth        Institutional and Investor (2)
3.    Wilmington Large Cap Core          Institutional and Investor (2)
4.    Wilmington Small Cap Core          Institutional and Investor (2)
5.    Wilmington Small Cap Value         Institutional and Investor (2)
6.    Wilmington Mid Cap Value           Institutional and Investor (2)
7.    Wilmington International
       Multi-Manager                     Institutional and Investor (2)
8.    Wilmington Short/Intermediate
       Bond                              Institutional and Investor (2)
9.    Wilmington Broad Market Bond       Institutional and Investor (2)
10.   Wilmington Municipal Bond          Institutional and Investor (2)
11.   Wilmington Premier Money Market    Institutional and Service (2)
12.   Balentine Premier Money Market     Service (1)
13.   Wilmington Prime Money Market      Investor and Service (2)
14.   Wilmington Tax-Exempt              Investor and Service (2)
15.   Wilmington U.S. Government         Investor and Service (2
16.   Wilmington Balanced                Institutional, Investor and Service (3)
17.   CRM Large Cap Value                Institutional, Investor and Retail (3)
18.   CRM Mid Cap Value                  Institutional, Investor and Retail (3)
19.   CRM Small Cap Value                Institutional, Investor and Retail (3)
20.   CRM Prime Money Market             Institutional and Service (2)
21.   CRM Tax-Exempt                     Institutional and Service (2)
22.   CRM Broad Market Bond              Institutional and Service (2)
23.   CRM Municipal Bond                 Institutional and Service (2)
24.   Roxbury Mid Cap                    A, B and C (3)


(As revised and approved by the Board  of Trustees on August 15, 2002.)